UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2009

VILLAGEEDOCS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31395	33-0668917
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
1401 N. Tustin Ave., Suite 230
Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(714) 734-1030

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       _    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       _    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       _    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       _    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 30, 2009 the Registrant arranged for an unsecured promissory note financing with C. Alan Williams and Joan P. Williams in the amount of $435,000 (the "Williams July 2009 Note").  The Williams July 2009 Note bears interest at ten percent (10%).per annum.  The term of the Williams July 2009 Note is twelve (12) months, with monthly installments paid by the Registrant at the end of each month consisting of principal and interest, beginning on July 31, 2009.  The Williams July 2009 Note matures on July 1, 2010.  Should the Registrant fail to make payments for a period of ninety (90) days, a default shall occur.  Upon the default, the Registrant shall pay a penalty interest rate in the amount of fifteen percent (15%) per annum on the unpaid amounts until the default is cured.

Payment obligations under the Williams July 2009 Note are subordinate in certain respects to the rights of the Private Bank of the Peninsula.

The Registrant used the proceeds from the Williams July 2009 Note, to retire a line of credit with a financial institution on August 4, 2009 and to make installment payments to Vojin and Gloria Hadzi-Pavlovic pursuant to the agreement for the Registrant's purchase of Decision Management Company, Inc. dba Questys Solutions dated as of August 1, 2008.

Item 9.01.              Financial Statements and Exhibits.

(c)      Exhibits

Exhibit No.	Description

99.1	Promissory Note by and between the Registrant and C. Alan Williams and Joan P. Williams dated July 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:      August 4, 2009                                                                     VILLAGEEDOCS, INC.

                                                                                                                By:  /s/   Michael A. Richard
                                                                                                                Print Name:  Michael A. Richard
                                                                                                                Title:  Chief Financial Officer